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                                                                     EXHIBIT 12

                              BELLSOUTH CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                          For the years ended December 31,
                                                             1999       1998       1997
                                                             ----       ----       ----

1. Earnings

   (a) Income from continuing operations before
 deductions for taxes and interest                         $ 6,518    $ 6,588    $ 6,182

   (b) Portion of rental expense representative of
interest factor                                                 99         80         91

   (c) Equity in losses from less-than-50% owned
investments (accounted for under the equity method of
accounting)                                                    396         97         78

   (d) Excess of earnings over distributions of
less-than-50%-owned investments (accounted for under the
equity method of accounting)                                   (87)       (46)       (85)
                                                           -------    -------    -------
         TOTAL                                             $ 6,926    $ 6,719    $ 6,266
                                                           =======    =======    =======
2. Fixed Charges

   (a) Interest                                            $ 1,059    $   868    $   783

   (b) Portion of rental expense representative of
interest factor                                                 99         80         91
                                                           -------    -------    -------
         TOTAL                                             $ 1,158    $   948    $   874
                                                           =======    =======    =======
   Ratio (1 divided by 2)                                     5.98       7.09       7.17
                                                           =======    =======    =======
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